Exhibit 99.2

Quarterly Financial Supplement - 4Q 2018

Page #

Consolidated Financial Summary	1
Consolidated Income Statement Information	2
Consolidated Financial Information and Statistical Data	3
Consolidated Return on Average Common Equity and Regulatory Capital Information	4
Consolidated Loans and Lending Commitments	5
Institutional Securities Income Statement Information	6
Institutional Securities Financial Information and Statistical Data	7
Wealth Management Income Statement Information	8
Wealth Management Financial Information and Statistical Data	9
Investment Management Income Statement Information	10
Investment Management Financial Information and Statistical Data	11
U.S. Bank Supplemental Financial Information	12
End Notes	13 - 14
Definition of U.S. GAAP to Non-GAAP Measures and Performance Metrics	15 - 16
Legal Notice	17

Consolidated Financial Summary
(unaudited, dollars in millions, except for per share data)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017	Change
Net revenues (1)
Institutional Securities	$3,839	$4,929	$4,523	(22%)	(15%)	$20,582	$18,813	9%
Wealth Management	4,144	4,399	4,407	(6%)	(6%)	17,242	16,836	2%
Investment Management	684	653	637	5%	7%	2,746	2,586	6%
Intersegment Eliminations	(119)	(109)	(67)	(9%)	(78%)	(463)	(290)	(60%)
Net revenues	$8,548	$9,872	$9,500	(13%)	(10%)	$40,107	$37,945	6%

Income (loss) from continuing operations before tax
Institutional Securities	$780	$1,556	$1,235	(50%)	(37%)	$6,260	$5,644	11%
Wealth Management	1,010	1,194	1,150	(15%)	(12%)	4,521	4,299	5%
Investment Management	74	102	80	(27%)	(8%)	464	456	2%
Intersegment Eliminations	(7)	(1)	6	*	*	(8)	4	*
Income (loss) from continuing operations before tax	$1,857	$2,851	$2,471	(35%)	(25%)	$11,237	$10,403	8%

Net Income (loss) applicable to Morgan Stanley
Institutional Securities	$702	$1,120	$357	(37%)	97%	$4,906	$3,536	39%
Wealth Management	769	913	315	(16%)	144%	3,472	2,325	49%
Investment Management	65	80	(35)	(19%)	*	376	246	53%
Intersegment Eliminations	(5)	(1)	6	*	*	(6)	4	*
Net Income (loss) applicable to Morgan Stanley	$1,531	$2,112	$643	(28%)	138%	$8,748	$6,111	43%
Earnings (loss) applicable to Morgan Stanley common shareholders	$1,361	$2,019	$473	(33%)	188%	$8,222	$5,588	47%

Financial Metrics:

Earnings per basic share	$0.81	$1.19	$0.27	(32%)	200%	$4.81	$3.14	53%
Earnings per diluted share	$0.80	$1.17	$0.26	(32%)	*	$4.73	$3.07	54%

Return on average common equity	7.7%	11.5%	2.7%			11.8%	8.0%
Return on average tangible common equity	8.8%	13.2%	3.1%			13.5%	9.2%

Book value per common share	$42.20	$40.67	$38.52			$42.20	$38.52
Tangible book value per common share	$36.99	$35.50	$33.46			$36.99	$33.46

Excluding intermittent net discrete tax provision / benefit (2)(3)
Adjusted earnings per diluted share	$0.73	$1.17	$0.84	(38%)	(13%)	$4.61	$3.60	28%
Adjusted return on average common equity	7.1%	11.5%	8.6%			11.5%	9.4%
Adjusted return on average tangible common equity	8.1%	13.2%	9.8%			13.2%	10.8%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Consolidated Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017	Change
Revenues:
Investment banking	$1,488	$1,567	$1,548	(5%)	(4%)	$6,482	$6,003	8%
Trading	1,736	2,752	2,246	(37%)	(23%)	11,551	11,116	4%
Investments	28	136	325	(79%)	(91%)	437	820	(47%)
Commissions and fees	1,046	932	1,064	12%	(2%)	4,190	4,061	3%
Asset management	3,266	3,251	3,102	--	5%	12,898	11,797	9%
Other	(5)	298	220	*	*	743	848	(12%)
Total non-interest revenues	7,559	8,936	8,505	(15%)	(11%)	36,301	34,645	5%

Interest income	4,111	3,627	2,586	13%	59%	13,892	8,997	54%
Interest expense	3,122	2,691	1,591	16%	96%	10,086	5,697	77%
Net interest	989	936	995	6%	(1%)	3,806	3,300	15%
Net revenues (1)	8,548	9,872	9,500	(13%)	(10%)	40,107	37,945	6%
Non-interest expenses:
Compensation and benefits	3,787	4,310	4,279	(12%)	(11%)	17,632	17,166	3%

Non-compensation expenses:
Occupancy and equipment	358	351	339	2%	6%	1,391	1,329	5%
Brokerage, clearing and exchange fees	598	559	537	7%	11%	2,393	2,093	14%
Information processing and communications	529	513	471	3%	12%	2,016	1,791	13%
Marketing and business development	220	152	190	45%	16%	691	609	13%
Professional services	605	570	547	6%	11%	2,265	2,169	4%
Other	594	566	666	5%	(11%)	2,482	2,385	4%
Total non-compensation expenses (1)	2,904	2,711	2,750	7%	6%	11,238	10,376	8%

Total non-interest expenses	6,691	7,021	7,029	(5%)	(5%)	28,870	27,542	5%

Income (loss) from continuing operations before taxes	1,857	2,851	2,471	(35%)	(25%)	11,237	10,403	8%
Income tax provision / (benefit) from continuing operations (2)(3)	300	696	1,810	(57%)	(83%)	2,350	4,168	(44%)
Income (loss) from continuing operations	1,557	2,155	661	(28%)	136%	8,887	6,235	43%
Gain (loss) from discontinued operations after tax	1	(1)	2	*	(50%)	(4)	(19)	79%
Net income (loss)	$1,558	$2,154	$663	(28%)	135%	$8,883	$6,216	43%
Net income applicable to nonredeemable noncontrolling interests	27	42	20	(36%)	35%	135	105	29%
Net income (loss) applicable to Morgan Stanley	1,531	2,112	643	(28%)	138%	8,748	6,111	43%
Preferred stock dividend / Other	170	93	170	83%	--	526	523	1%
Earnings (loss) applicable to Morgan Stanley common shareholders	$1,361	$2,019	$473	(33%)	188%	$8,222	$5,588	47%

Pre-tax profit margin	22%	29%	26%			28%	27%
Compensation and benefits as a % of net revenues	44%	44%	45%			44%	45%
Non-compensation expenses as a % of net revenues	34%	27%	29%			28%	27%
Firm expense efficiency ratio	78%	71%	74%			72%	73%
Effective tax rate from continuing operations (2)(3)	16.2%	24.4%	73.2%			20.9%	40.1%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Consolidated Financial Information and Statistical Data
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017	Change

Regional revenues
Americas	$6,312	$7,357	$7,150	(14%)	(12%)	$29,301	$27,817	5%
EMEA (Europe, Middle East, Africa)	1,200	1,355	1,294	(11%)	(7%)	6,092	5,714	7%
Asia	1,036	1,160	1,056	(11%)	(2%)	4,714	4,414	7%
Consolidated net revenues	$8,548	$9,872	$9,500	(13%)	(10%)	$40,107	$37,945	6%

Balance sheet
Deposits	$187,820	$175,185	$159,436	7%	18%
Total Assets	$853,531	$865,517	$851,733	(1%)	--
Global liquidity reserve	$249,735	$214,848	$192,660	16%	30%
Long-term debt outstanding	$188,117	$189,949	$191,063	(1%)	(2%)
Maturities of long-term debt outstanding (next 12 months)	$24,694	$24,122	$23,870	2%	3%

Common equity	$71,726	$70,183	$68,871	2%	4%
Less: Goodwill and intangible assets	(8,847)	(8,918)	(9,042)	(1%)	(2%)
Tangible common equity	$62,879	$61,265	$59,829	3%	5%

Preferred equity	$8,520	$8,520	$8,520	--	--

Period end common shares outstanding (millions)	1,700	1,726	1,788	(2%)	(5%)
Average common shares outstanding (millions)
Basic	1,674	1,697	1,752	(1%)	(4%)	1,708	1,780	(4%)
Diluted	1,705	1,727	1,796	(1%)	(5%)	1,738	1,821	(5%)

Worldwide employees	60,348	59,835	57,633	1%	5%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Consolidated Return on Average Common Equity and Regulatory Capital Information
(unaudited)

	Quarter Ended			Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Average Common Equity (billions)
Institutional Securities	$40.8	$40.8	$40.2	$40.8	$40.2
Wealth Management	16.8	16.8	17.2	16.8	17.2
Investment Management	2.6	2.6	2.4	2.6	2.4
Parent	10.7	10.0	10.2	9.8	10.0
Firm	$70.9	$70.2	$70.0	$70.0	$69.8

Return on Average Common Equity
Institutional Securities	6%	10%	2%	11%	8%
Wealth Management	17%	21%	7%	20%	13%
Investment Management	10%	12%	*	14%	10%
Firm	8%	11%	3%	12%	8%

Return on Average Tangible Common Equity (1)
Institutional Securities	6%	10%	2%	11%	8%
Wealth Management	32%	39%	12%	37%	24%
Investment Management	15%	19%	*	22%	15%
Firm	9%	13%	3%	13%	9%

Regulatory Capital (millions) (2)

Common Equity Tier 1 capital (Fully Phased-in)	$62,073	$61,758	$60,564
Tier 1 capital (Fully Phased-in)	$70,626	$70,328	$69,120

Standardized Approach (Fully Phased-in)
Risk-weighted assets	$369,060	$370,714	$377,241
Common Equity Tier 1 capital ratio	16.8%	16.7%	16.1%
Tier 1 capital ratio	19.1%	19.0%	18.3%
Tier 1 leverage ratio	8.4%	8.2%	8.2%

Advanced Approach (Fully Phased-in)
Risk-weighted assets	$364,105	$357,055	$358,324
Common Equity Tier 1 capital ratio	17.0%	17.3%	16.9%
Tier 1 capital ratio	19.4%	19.7%	19.3%
Supplementary Leverage Ratio	6.5%	6.4%	6.4%

Notes:	- Return on average common equity excluding net intermittent discrete tax provision / benefit:
4Q18: Firm: 7%; ISG: 5%; WM: 18%; IM: 7% 4Q18 YTD: Firm: 11%; ISG: 11%; WM: 20%; IM: 13%
4Q17: Firm: 9%; ISG: 7%; WM: 16%; IM: 11% 4Q17 YTD: Firm: 9%; ISG: 9%; WM: 15%; IM: 14%
- Return on average tangible common equity excluding net intermittent discrete tax provision / benefit:
4Q18: Firm: 8%; ISG: 5%; WM: 32%; IM: 10% 4Q18 YTD: Firm: 13%; ISG: 11%; WM: 37%; IM: 21%
4Q17: Firm: 10%; ISG: 8%; WM: 29%; IM: 16% 4Q17 YTD: Firm: 11%; ISG: 9%; WM: 28%; IM: 20%
- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Consolidated Loans and Lending Commitments
(unaudited, dollars in billions)
	Quarter Ended			Percentage Change From:
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017

Institutional Securities

Corporate loans (1)	$13.3	$12.0	$12.5	11%	6%

Corporate lending commitments (2)	85.5	86.2	83.0	(1%)	3%

Corporate Loans and Lending Commitments (3)	98.8	98.2	95.5	1%	3%

Other loans	41.0	38.5	34.5	6%	19%

Other lending commitments	9.5	11.7	9.6	(19%)	(1%)

Other Loans and Lending Commitments (4)	50.5	50.2	44.1	1%	15%

Institutional Securities Loans and Lending Commitments (5)	$149.3	$148.4	$139.6	1%	7%

Wealth Management

Loans	72.2	71.1	67.9	2%	6%

Lending commitments	10.7	10.7	9.4	--	14%

Wealth Management Loans and Lending Commitments (6)	$82.9	$81.8	$77.3	1%	7%

Consolidated Loans and Lending Commitments (7)	$232.2	$230.2	$216.9	1%	7%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Institutional Securities
Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017	Change
Revenues:
Investment banking	$1,417	$1,459	$1,437	(3%)	(1%)	$6,088	$5,537	10%
Trading	1,847	2,573	2,054	(28%)	(10%)	11,191	10,295	9%
Investments	(52)	96	213	*	*	182	368	(51%)
Commissions and fees	664	589	622	13%	7%	2,671	2,433	10%
Asset management	97	112	91	(13%)	7%	421	359	17%
Other	(13)	244	188	*	*	535	630	(15%)
Total non-interest revenues	3,960	5,073	4,605	(22%)	(14%)	21,088	19,622	7%

Interest income	2,847	2,425	1,589	17%	79%	9,271	5,377	72%
Interest expense	2,968	2,569	1,671	16%	78%	9,777	6,186	58%
Net interest	(121)	(144)	(82)	16%	(48%)	(506)	(809)	37%
Net revenues (1)	3,839	4,929	4,523	(22%)	(15%)	20,582	18,813	9%

Compensation and benefits	1,179	1,626	1,556	(27%)	(24%)	6,958	6,625	5%
Non-compensation expenses (1)	1,880	1,747	1,732	8%	9%	7,364	6,544	13%
Total non-interest expenses	3,059	3,373	3,288	(9%)	(7%)	14,322	13,169	9%

Income (loss) from continuing operations before taxes	780	1,556	1,235	(50%)	(37%)	6,260	5,644	11%
Income tax provision / (benefit) from continuing operations (2)	61	397	861	(85%)	(93%)	1,230	1,993	(38%)
Income (loss) from continuing operations	719	1,159	374	(38%)	92%	5,030	3,651	38%
Gain (loss) from discontinued operations after tax	1	(3)	2	*	(50%)	(6)	(19)	68%
Net income (loss)	720	1,156	376	(38%)	91%	5,024	3,632	38%
Net income applicable to nonredeemable noncontrolling interests	18	36	19	(50%)	(5%)	118	96	23%
Net income (loss) applicable to Morgan Stanley	$702	$1,120	$357	(37%)	97%	$4,906	$3,536	39%

Pre-tax profit margin	20%	32%	27%			30%	30%
Compensation and benefits as a % of net revenues	31%	33%	34%			34%	35%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Institutional Securities
Financial Information and Statistical Data
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017	Change
Investment Banking
Advisory revenues	$734	$510	$522	44%	41%	$2,436	$2,077	17%
Underwriting revenues
Equity	323	441	416	(27%)	(22%)	1,726	1,484	16%
Fixed income	360	508	499	(29%)	(28%)	1,926	1,976	(3%)
Total underwriting revenues	683	949	915	(28%)	(25%)	3,652	3,460	6%

Total investment banking revenues	$1,417	$1,459	$1,437	(3%)	(1%)	$6,088	$5,537	10%

Sales & Trading
Equity	$1,929	$2,019	$1,920	(4%)	--	$8,976	$7,982	12%
Fixed Income	564	1,179	808	(52%)	(30%)	5,005	4,928	2%
Other	(6)	(68)	(43)	91%	86%	(204)	(632)	68%

Total sales & trading net revenues	$2,487	$3,130	$2,685	(21%)	(7%)	$13,777	$12,278	12%

Investments & Other
Investments	$(52)	$96	$213	*	*	$182	$368	(51%)
Other	(13)	244	188	*	*	535	630	(15%)
Total investments & other revenues	$(65)	$340	$401	*	*	$717	$998	(28%)

Institutional Securities net revenues (1)	$3,839	$4,929	$4,523	(22%)	(15%)	$20,582	$18,813	9%

Average Daily 95% / One-Day Value-at-Risk ("VaR")
Primary Market Risk Category ($ millions, pre-tax)
Interest rate and credit spread	$36	$29	$29
Equity price	$13	$15	$13
Foreign exchange rate	$13	$12	$8
Commodity price	$12	$8	$8

Aggregation of Primary Risk Categories	$44	$37	$35

Credit Portfolio VaR	$13	$12	$9

Trading VaR	$49	$42	$38

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Wealth Management
Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31,2017	Change
Revenues:
Investment banking	$92	$129	$128	(29%)	(28%)	$475	$533	(11%)
Trading	(125)	160	191	*	*	279	848	(67%)
Investments	(2)	0	0	*	*	1	3	(67%)
Commissions and fees	455	409	471	11%	(3%)	1,804	1,737	4%
Asset management	2,576	2,573	2,463	--	5%	10,158	9,342	9%
Other	53	58	77	(9%)	(31%)	248	268	(7%)
Total non-interest revenues	3,049	3,329	3,330	(8%)	(8%)	12,965	12,731	2%

Interest income	1,486	1,412	1,243	5%	20%	5,498	4,591	20%
Interest expense	391	342	166	14%	136%	1,221	486	151%
Net interest	1,095	1,070	1,077	2%	2%	4,277	4,105	4%
Net revenues	4,144	4,399	4,407	(6%)	(6%)	17,242	16,836	2%

Compensation and benefits	2,286	2,415	2,420	(5%)	(6%)	9,507	9,360	2%
Non-compensation expenses	848	790	837	7%	1%	3,214	3,177	1%
Total non-interest expenses	3,134	3,205	3,257	(2%)	(4%)	12,721	12,537	1%

Income (loss) from continuing operations before taxes	1,010	1,194	1,150	(15%)	(12%)	4,521	4,299	5%
Income tax provision / (benefit) from continuing operations (1)	241	281	835	(14%)	(71%)	1,049	1,974	(47%)
Income (loss) from continuing operations	769	913	315	(16%)	144%	3,472	2,325	49%
Gain (loss) from discontinued operations after tax	-	-	-	--	--	0	0	--
Net income (loss)	769	913	315	(16%)	144%	3,472	2,325	49%
Net income applicable to nonredeemable noncontrolling interests	-	-	-	--	--	-	-	--
Net income (loss) applicable to Morgan Stanley	$769	$913	$315	(16%)	144%	$3,472	$2,325	49%

Pre-tax profit margin	24%	27%	26%			26%	26%
Compensation and benefits as a % of net revenues	55%	55%	55%			55%	56%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Wealth Management
Financial Information and Statistical Data
(unaudited)

	Quarter Ended			Percentage Change From:
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017

Wealth Management Metrics

Wealth Management representatives	15,694	15,655	15,712	--	--

Annualized revenue per representative (000's)	$1,058	$1,125	$1,120	(6%)	(6%)

Client assets (billions)	$2,303	$2,496	$2,373	(8%)	(3%)
Client assets per representative (millions)	$147	$159	$151	(8%)	(3%)
Client liabilities (billions)	$83	$83	$80	--	4%

Fee-based asset flows (billions)	$16.2	$16.2	$20.9	--	(22%)
Fee-based client account assets (billions)	$1,046	$1,120	$1,045	(7%)	--
Fee-based assets as a % of client assets	45%	45%	44%

Retail locations	591	595	597	(1%)	(1%)

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Investment Management
Income Statement Information
(unaudited, dollars in millions)
	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017	Change
Revenues:
Investment banking	$-	$-	$-	--	--	$-	$-	--
Trading	2	2	(1)	--	*	25	(22)	*
Investments (1)	82	40	112	105%	(27%)	254	449	(43%)
Commissions and fees	0	0	0	--	--	0	0	--
Asset management	628	604	572	4%	10%	2,468	2,196	12%
Other	(40)	(3)	(46)	*	13%	(30)	(37)	19%
Total non-interest revenues	672	643	637	5%	5%	2,717	2,586	5%

Interest income	20	19	1	5%	*	57	4	*
Interest expense	8	9	1	(11%)	*	28	4	*
Net interest	12	10	0	20%	*	29	0	*
Net revenues (2)	684	653	637	5%	7%	2,746	2,586	6%

Compensation and benefits	322	269	303	20%	6%	1,167	1,181	(1%)
Non-compensation expenses (2)	288	282	254	2%	13%	1,115	949	17%
Total non-interest expenses	610	551	557	11%	10%	2,282	2,130	7%

Income (loss) from continuing operations before taxes	74	102	80	(27%)	(8%)	464	456	2%
Income tax provision / (benefit) from continuing operations (3)	0	18	114	*	*	73	201	(64%)
Income (loss) from continuing operations	74	84	(34)	(12%)	*	391	255	53%
Gain (loss) from discontinued operations after tax	0	2	0	*	--	2	0	*
Net income (loss)	74	86	(34)	(14%)	*	393	255	54%
Net income applicable to nonredeemable noncontrolling interests	9	6	1	50%	*	17	9	89%
Net income (loss) applicable to Morgan Stanley	$65	$80	$(35)	(19%)	*	$376	$246	53%

Pre-tax profit margin	11%	16%	13%			17%	18%
Compensation and benefits as a % of net revenues	47%	41%	48%			42%	46%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Investment Management
Financial Information and Statistical Data
(unaudited, dollars in millions)
	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017	Change

Assets under management or supervision (AUM)

Net flows by asset class (1)
Equity	$(0.9)	$1.6	$1.5	*	*	$6.0	$2.0	200%
Fixed Income	(2.7)	1.6	2.3	*	*	(2.6)	6.1	*
Alternative / Other	0.4	(0.2)	0.9	*	(56%)	1.4	3.9	(64%)
Long-Term Net Flows	(3.2)	3.0	4.7	*	*	4.8	12.0	(60%)

Liquidity	13.9	(9.8)	19.2	*	(28%)	(13.8)	10.8	*

Total net flows	$10.7	$(6.8)	$23.9	*	(55%)	$(9.0)	$22.8	*

Assets under management or supervision by asset class (2)
Equity	$103	$117	$105	(12%)	(2%)
Fixed Income	68	71	73	(4%)	(7%)
Alternative / Other	128	133	128	(4%)	--
Long‐Term Assets Under Management or Supervision	299	321	306	(7%)	(2%)

Liquidity	164	150	176	9%	(7%)

Total Assets Under Management or Supervision	$463	$471	$482	(2%)	(4%)
Share of minority stake assets	$7	$7	$7	--	--

Notes:
- In the second quarter of 2018, the Firm initiated a redesign of our Brokerage sweep deposit program in an effort to simplify our client cash sweep options. This resulted in approximately $18 billion of AUM liquidity outflows (3Q18: $8Bn, 2Q18: $10Bn), with a corresponding inflow in U.S. Bank deposits.

- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

U.S. Bank Supplemental Financial Information
(unaudited, dollars in billions)
	Quarter Ended			Percentage Change From:
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017

U.S. Bank assets (1)	$216.9	$203.2	$185.3	7%	17%

U.S. Bank deposits (1)	$187.1	$174.4	$159.1	7%	18%

U.S. Bank investment securities portfolio (2)	$69.2	$60.5	$59.5	14%	16%

Wealth Management U.S. Bank Data
Securities-based lending and other loans	$44.7	$44.4	$41.2	1%	8%
Residential real estate loans	27.5	26.7	26.7	3%	3%
Total Securities-based and residential loans	$72.2	$71.1	$67.9	2%	6%

Institutional Securities U.S. Bank Data
Corporate Lending	$7.4	$7.0	$6.8	6%	9%
Other Lending:
Corporate loans	23.5	23.0	17.4	2%	35%
Wholesale real estate and other loans	10.5	10.9	12.2	(4%)	(14%)
Total other loans	$34.0	$33.9	$29.6	--	15%
Total corporate and other loans	$41.4	$40.9	$36.4	1%	14%

Notes:
- In the second quarter of 2018, the Firm initiated a redesign of our Brokerage sweep deposit program in an effort to simplify our client cash sweep options. This resulted in approximately $18 billion of U.S. Bank deposits inflows (3Q18: $8Bn, 2Q18: $10Bn), with a corresponding  amount of AUM liquidity outflows in the Investment
   Management segment.

- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

End Notes

Pages 1 & 2:
(1)
Effective January 1, 2018, the Firm adopted new accounting guidance related to Revenue from Contracts with Customers, which among other things, requires a gross presentation of certain costs that were previously netted against net revenues.  For the quarter and full year ended 2018, this change in presentation resulted in an increase to net revenues and non-compensation expenses as follows:
4Q18:  Firm: $70 million, Institutional Securities: $62 million, Investment Management: $17 million, Intersegment elimination: $(9) million
3Q18:  Firm: $93 million, Institutional Securities: $85 million, Investment Management: $17 million, Intersegment elimination: $(9) million
4Q18 YTD:  Firm: $350 million, Institutional Securities: $320 million, Investment Management: $78 million, Intersegment elimination $(48) million
The change in presentation did not have an impact on net income.  Prior periods have not been restated pursuant to this guidance.

(2)
The income tax consequences related to share-based payments, which are recurring-type tax items, are recognized in Provision for income taxes in the consolidated income statement, and may be either a benefit or a provision.  Conversion of employee share-based awards to Firm shares will primarily occur in the first quarter of each year.  For the quarters and twelve months ended, the impact of recognizing excess tax benefits upon conversion of awards are as follows: 4Q18: $1 million, 3Q18: None, 4Q17: $16 million, 4Q18 YTD: $165 million and 4Q17 YTD: $155 million.

(3)
The quarter and full year ended December 31, 2018 included intermittent net discrete tax benefits of $111 million and $203 million, respectively, primarily associated with the new information pertaining to resolution of multi‐jurisdiction tax examinations.  The quarter and full year ended December 31, 2017 included an intermittent net discrete tax provision of $1.2 billion as a result of the enactment of the Tax Cuts and Jobs Act (the “Tax Act”), partially offset by an approximate intermittent net discrete tax benefit of $168 million in the quarter and $233 million in the full year primarily associated with the remeasurement of reserves and related interest relating to the status of multi‐year Internal Revenue Service (IRS) tax examinations.  This resulted in an aggregate intermittent net discrete tax provision of $1.03 billion for the fourth quarter of 2017 and $968 million for the full year 2017.

The following sets forth the impact of the intermittent net discrete tax items to earnings per diluted share, return on average common equity and return on average tangible common equity:

	4Q18	4Q17	FY 2018	FY 2017
Earnings per diluted share impact	$ 0.07	$ (0.58)	$ 0.12	$ (0.53)
Return on average common equity impact	0.6%	(5.9)%	0.3%	(1.4)%
Return on average tangible common equity impact	0.7%	(6.7)%	0.3%	(1.6)%

The impact of intermittent net discrete tax provisions and benefits reflected above do not include the recurring-type discrete tax benefits associated with the accounting guidance related to employee share‐based payments as we anticipate conversion activity each year.

Page 4:
(1)
Segment average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction.   The segment adjustments are as follows:
   4Q18:    ISG: $641mm;   WM: $7,604mm;   IM: $950mm                                          4Q18 YTD:  ISG: $641mm;   WM: $7,604mm;   IM: $950mm
   3Q18:    ISG: $641mm;   WM: $7,604mm;   IM: $950mm                                          4Q17 YTD:  ISG: $622mm;   WM: $7,872mm;   IM: $779mm
   4Q17:    ISG: $622mm;   WM: $7,872mm;   IM: $779mm

(2)
Commencing January 1, 2018, regulatory compliance is based on risk-based capital ratios calculated under a fully phased-in approach.  Prior to that date, such capital ratios were determined based on transitional rules.  The fully phased-in risk-based capital ratios provided for periods prior to 2018 were pro-forma estimates.  For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's Annual Report on Form 10-K for the year ended December 31, 2017.

Page 5:
(1)
For the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, the percentage of Institutional Securities corporate loans by credit rating was as follows:
- % investment grade: 45%, 43% and 39%
- % non-investment grade: 55%, 57% and 61%

(2)
For the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, the percentage of Institutional Securities corporate lending commitments by credit rating was as follows:
- % investment grade: 67%, 70% and 72%
- % non-investment grade: 33%, 30% and 28%

(3)
At December 31, 2018, September 30, 2018 and December 31, 2017, the event-driven portfolio of loans and lending commitments to non-investment grade borrowers were $12.7 billion, $10.2 billion and $9.7 billion, respectively.

(4)
The Institutional Securities business segment engages in other lending activity.  These activities include commercial and residential mortgage lending, asset-backed lending, corporate loans purchased in the secondary market and financing extended to equities and commodities customers and municipalities.

(5)
For the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, Institutional Securities recorded a provision (release) for credit losses of $7 million, $(2) million and $(22) million, respectively, related to loans, and a provision for credit losses of $3 million, $1 million, and $18 million, respectively, related to lending commitments.

End Notes
Page 5 (continued):
(6)
For the quarters ended December 31, 2018 and September 30, 2018, Wealth Management recorded a provision for credit losses of $2 million and $3 million, respectively, related to loans.  For the quarter ended December 31, 2017, there was no material provision recorded by Wealth Management related to loans.   For the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, there was no material provision recorded by Wealth Management related to lending commitments.

(7)
For the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, Investment Management reflected loan balances of $26 million, $1.2 billion and $27 million, respectively, and lending commitments of $0 million, $164 million and $0 million, respectively, which are not included in the Consolidated Loans and Lending Commitments balance.

Page 6:
(1)
Effective January 1, 2018, the Firm adopted new accounting guidance related to Revenue from Contracts with Customers, which among other things, requires a gross presentation of certain costs that were previously netted against net revenues.  As a result, Institutional Securities segment recorded an increase to net revenues and non-compensation expenses as follows: 4Q18: $62 million, 3Q18: $85 million; and 4Q18 YTD: $320 million.  This change in presentation did not have an impact on net income.  Prior periods have not been restated pursuant to this guidance.

(2)
For the quarter and full year ended December 31, 2018, the Institutional Securities segment recorded an intermittent net discrete tax benefit of $94 million and $182 million, respectively, primarily associated with the new information pertaining to resolution of multi‐jurisdiction tax examinations.  For the quarter ended December 31, 2017, the Institutional Securities segment recorded an aggregate intermittent net discrete tax provision of $531 million, comprised of an approximate $705 million intermittent net discrete tax provision as a result of the enactment of the Tax Act, primarily from the remeasurement of certain net deferred tax assets using the lower enacted corporate tax rate, partially offset by an approximate $174 million intermittent net discrete tax benefit primarily associated with the remeasurement of reserves and related interest relating to the status of multi-year IRS tax examinations.

Page 7:
(1)
Effective January 1, 2018, the Firm adopted new accounting guidance related to Revenue from Contracts with Customers, which among other things, requires a gross presentation of certain costs that were previously netted against net revenues.  As a result, Institutional Securities segment recorded an increase to net revenues and non-compensation expenses as follows: 4Q18: $62 million, 3Q18: $85 million; and 4Q18 YTD: $320 million.  This change in presentation did not have an impact on net income.  Prior periods have not been restated pursuant to this guidance.

Page 8:
(1)
For the quarter ended December 31, 2017, the Wealth Management segment recorded an intermittent net discrete tax provision of $402 million as a result of the enactment of the Tax Act, primarily from the remeasurement of certain net deferred tax assets using the lower enacted corporate tax rate.

Page 10:
(1)
Includes investment gains or losses for certain funds included in the Firm's consolidated financial statements for which the limited partnership interests in these gains or losses were reported in net income (loss) applicable to nonredeemable noncontrolling interests.

(2)
Effective January 1, 2018, the Firm adopted new accounting guidance related to Revenue from Contracts with Customers, which among other things, requires a gross presentation of certain costs that were previously netted against net revenues.  As a result, Investment Management segment recorded an increase to net revenues and non-compensation expenses as follows: 4Q18: $17 million, 3Q18: $17 million and 4Q18 YTD: $78 million.  This change in presentation did not have an impact on net income.  Prior periods have not been restated pursuant to this guidance.

(3)
For the quarter and full year ended December 31, 2018, the Investment Management segment recorded an intermittent net discrete tax benefit of $20 million and $21 million, respectively.  For the quarter ended December 31, 2017, the Investment Management segment recorded an aggregate intermittent net discrete tax provision of $100 million, primarily comprised of an approximate $94 million intermittent net discrete tax provision as a result of the enactment of the Tax Act, primarily from the remeasurement of certain net deferred tax assets using the lower enacted corporate tax rate.

Page 11:
(1)	Net Flows by region for the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017 were:
North America: $3.1 billion, $(10.2) billion and $14.1 billion
International: $7.6 billion, $3.4 billion and $9.8 billion
(2)	Assets under management or supervision by region for the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017 were:
North America: $260 billion, $265 billion and $286 billion
International: $203 billion, $206 billion and $196 billion

Page 12:
(1)	U.S. Bank assets and deposits exclude balances between Bank subsidiaries, as well as deposits from the Parent and affiliates.
(2)
For the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, the U.S. Bank investment securities portfolio included held to maturity investment securities of $23.7 billion, $19.0 billion and $17.5 billion, respectively.

Definition of U.S. GAAP to Non-GAAP Measures

(a)	The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to investors and analysts in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition, operating results, or prospective regulatory capital requirements. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable U.S. GAAP financial measure. In addition to the following notes, please also refer to the Firm's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.
(b)	The following are considered non-GAAP financial measures that the Firm considers useful for investors to allow better comparability of operating performance. These measures are calculated as follows:
	-	The earnings per diluted share, excluding intermittent net discrete tax provision / benefit represents net income (loss) applicable to Morgan Stanley, adjusted for the impact of the intermittent net discrete tax provision / benefit, less preferred dividends divided by the average number of diluted shares outstanding.
	-	The return on average common equity and return on average tangible common equity represents full year net income or annualized net income for the quarter applicable to Morgan Stanley less preferred dividends as a percentage of average common equity and average tangible common equity, respectively.
	-	Segment return on average common equity and return on average tangible common equity represents full year net income or annualized net income for the quarter applicable to Morgan Stanley for each segment, less preferred dividend segment allocation, divided by average common equity and average tangible common equity for each respective segment.
	-	The Firm and segment return on average common equity and the return on average tangible common equity excluding intermittent net discrete tax provision / benefit are adjusted in both the numerator and the denominator to exclude the intermittent net discrete tax provision / benefit. Each segment is allocated their direct intermittent net discrete tax provision / benefit.
	-	Tangible common equity represents common equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction.
	-	Tangible book value per common share represents tangible common equity divided by period end common shares outstanding.
	-	Pre-tax profit margin percentages represent income from continuing operations before income taxes as percentages of net revenues.
(c)	Regulatory compliance was determined based on the risk-based capital ratios calculated under the transitional rules until December 31, 2017. The fully phased-in Common Equity Tier 1 risk-based capital ratios and fully phased-in Supplementary Leverage Ratio provided prior to 2018 were pro-forma estimates which represent non-GAAP financial measures that the Firm considers to be useful measures for evaluating compliance with new regulatory capital requirements that had not yet become effective. For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's Annual Report on Form 10-K for the year ended December 31, 2017 and Part I, Item 2 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

Definition of Performance Metrics
(a)	Book value per common share represents common equity divided by period end common shares outstanding.
(b)	Preferred stock dividend / Other includes allocation of earnings to Participating Restricted Stock Units (RSUs) for periods prior to 2Q18.
(c)	The Firm expense efficiency ratio represents total non‐interest expenses as a percentage of net revenues.
(d)
Firmwide regional revenues reflect the Firm's consolidated net revenues on a managed basis.  Further discussion regarding the geographic methodology for net revenues is disclosed in Note 21 to the consolidated financial statements included in the Firm's 2017 Form 10-K.

(e)
The global liquidity reserve, which is held within the bank and non-bank operating subsidiaries, is comprised of highly liquid and diversified cash and cash equivalents and unencumbered securities. Eligible unencumbered securities include U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, non-U.S. government securities and other highly liquid investment grade securities.

(f)	The Firm's goodwill and intangible balances utilized in the calculation of tangible common equity are net of allowable mortgage servicing rights deduction.
(g)
The Firm's attribution of average common equity to the business segments is based on the Required Capital framework, an internal capital adequacy measure. This framework is a risk-based and leverage use-of-capital measure, which is compared with the Firm's regulatory capital to ensure that the Firm maintains an amount of going concern capital after absorbing potential losses from stress events, where applicable, at a point in time.  The Required Capital Framework is based on the Firm's fully phased‐in regulatory capital requirements.  The Firm defines the difference between its total average common equity and the sum of the average common equity amounts allocated to its business segments as Parent common equity.  The amount of capital allocated to the business segments is generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).  The Required Capital framework is expected to evolve over time in response to changes in the business and regulatory environment and to incorporate enhancements in modeling techniques.  For further discussion of the framework, refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's Annual Report on Form 10-K for the year ended December 31, 2017 and Part I, Item 2 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's Quarterly Report on Form 10‐Q for the quarter ended September 30, 2018.

(h)
The segment adjustments to common equity to derive segment average tangible common equity are generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).

(i)
The Firm's risk-based capital ratios for purposes of determining regulatory compliance are the lower of the capital ratios computed under the (i) standardized approaches for calculating credit risk and market risk risk-weighted assets (RWAs) (the “Standardized Approach”); and (ii) applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (the “Advanced Approach”).  At December 31, 2018, the Firm's ratios are based on the Standardized Approach fully phased-in rules.  Regulatory compliance was determined based on capital ratios calculated under transitional rules until December 31, 2017.  For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's 2017 Form 10-K and Part I, Item 2 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's 10‐Q for the quarter ended September 30, 2018.

(j)	Supplementary leverage ratio represents fully phased‐in Tier 1 capital divided by the fully phased‐in total supplementary leverage exposure.
(k)
Institutional Securities net income applicable to nonredeemable noncontrolling interests primarily represents the allocation to Mitsubishi UFJ Financial Group, Inc. of Morgan Stanley MUFG Securities Co., Ltd., which the Firm consolidates.

(l)	Institutional Securities discontinued operations primarily includes after-tax gains / (losses) related to Saxon.
(m)
VaR represents the loss amount that one would not expect to exceed, on average, more than five times every one hundred trading days in the Firm's trading positions if the portfolio were held constant for a one-day period. Further discussion of the calculation of VaR and the limitations of the Firm's VaR methodology, is disclosed in Part II, Item 7A "Quantitative and Qualitative Disclosures about Market Risk" included in the Firm's 2017 Form 10-K.

(n)	The average annualized revenue per Wealth Management representative metric represents annualized net revenues divided by average representative headcount.
(o)	Client assets per Wealth Management representative represents total client assets divided by period end representative headcount.
(p)	Wealth Management client liabilities reflect U.S. Bank lending and broker dealer margin activity.
(q)	Wealth Management fee-based client account assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
(r)	Wealth Management fee-based asset flows include net new fee-based assets, net account transfers, dividends, interest, and client fees and exclude institutional cash management related activity.
(s)	Investment Management Alternative/Other asset class includes products in Fund of Funds, Real Estate, Private Equity and Credit strategies, as well as Multi-Asset portfolios.
(t)
Investment Management net flows include new commitments, investments or reinvestments, net of client redemptions, returns of capital post-fund investment period and dividends not reinvested and excludes the impact of the transition of funds from their commitment period to the invested capital period.

(u)	The share of minority stake assets represents Investment Management's proportional share of assets managed by entities in which it owns a minority stake.
(v)
U.S. Bank refers to the Firm's U.S. Bank operating subsidiaries Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association and excludes balances between Bank subsidiaries, as well as deposits from the Parent and affiliates.

(w)
The Institutional Securities U.S. Bank other lending data includes activities related to commercial and residential mortgage lending, asset-backed lending, corporate loans purchased in the secondary market, financing extended to equities and commodities customers, and loans to municipalities.

Legal Notice

This Financial Supplement contains financial, statistical and business-related information, as well as business and segment trends.
The information should be read in conjunction with the Firm's fourth quarter earnings press release issued January 17, 2019.